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                                                                     EXHIBIT 5.1



                            VALERO ENERGY CORPORATION



                                  June 18, 2004



Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249

Ladies and Gentlemen:

                  I am Vice President and Corporate Secretary of Valero Energy Corporation, a Delaware corporation ("Valero"), and am acting as Valero's counsel in connection with the offering of the following securities which Valero or VEC Trust III or VEC Trust IV (the "Trusts"), each a statutory Delaware trust, may offer, issue and sell from time to time at an aggregate initial offering price that, without duplication of amounts, will not exceed $3,500,000,000 (those securities issuable by Valero being "Securities" and those securities constituting trust preferred securities issuable by each of the Trusts being "Trust Securities"): (a) Valero's unsecured senior and subordinated debt securities, (b) shares of Valero's common stock, par value $.01 per share, and the associated rights to purchase shares of Valero's preferred stock pursuant to the Rights Agreement, dated as of July 17, 1997 between Valero (formerly known as Valero Refining and Marketing Company) and Computershare Investor Services, LLC, as successor rights agent to Harris Trust and Savings Bank, (c) shares of Valero's preferred stock, par value $.01 per share, (d) warrants to purchase other Securities, (e) stock purchase contracts of Valero,
(f) stock purchase units of Valero, consisting of (1) a stock purchase contract of Valero and (2) a beneficial interest in Trust Securities, Securities consisting of debt securities or debt obligations of third parties securing the holders' obligation to purchase Valero's common stock under the stock purchase contracts, (g) Trust Securities, and (h) guarantees of Trust Securities by Valero.

                  Each series of Valero's senior debt securities will be issued pursuant to an indenture dated as of June 18, 2004 between Valero and The Bank of New York, as trustee (the "Trustee"), and each series of Valero's subordinated debt securities will be issued pursuant to an indenture to be entered into between Valero and the Trustee, as each such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of Valero creating such series. Each guarantee will be issued pursuant to a guarantee agreement to be entered into between Valero and the Trustee, as guarantee trustee thereunder.

                  Concurrently with the delivery of this letter, Valero and the Trusts are filing with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3, relating to the offering and sale of the Securities and Trust Securities under the Securities Act's Rule 415. In this letter, "Registration Statement" means that registration statement, as amended, when it becomes

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effective under the Securities Act, and "Prospectus" means a prospectus the
Registration Statement includes.

                  In furnishing this opinion, I or members of my staff have examined, among other agreements, instruments and documents, and relied without investigation as to matters of fact upon, the following: (a) Valero's restated certificate of incorporation and by-laws, each as amended through the date of this letter (the "Charter Documents"), (b) the Registration Statement and its exhibits, including (1) the senior indenture included as Exhibit 4.7, (2) the form of subordinated indenture included as Exhibit 4.8 (the "Subordinated Indenture Form") and (3) the form of guarantee agreement included as Exhibit
4.13 (the "Guarantee Agreement Form"), and (c) the originals, or copies certified or otherwise identified, of corporate records of Valero, including minute books of Valero, certificates of public officials and of representatives of Valero and the Trusts, statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

                  In connection with this opinion, I have assumed:

         (a) the genuineness of all signatures on all documents examined by me, and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies;

         (b) the Registration Statement and any post-effective amendments thereto will have become effective under the Securities Act;

         (c) for each type or series of Securities Valero offers by means of a Prospectus, Valero will have prepared and filed with the SEC under the Securities Act a prospectus supplement which describes that type or series and, if Securities of another type or series are issuable on the conversion, exchange, redemption or exercise of the Securities being offered, which also describes that other type or series;

         (d) for Trust Securities either Trust offers by means of a Prospectus, that Trust will have prepared and filed with the SEC under the Securities Act a prospectus supplement that describes those Trust Securities;

         (e) Valero will have offered, issued and sold the Securities, and each Trust will have offered, issued and sold its Trust Securities, in the manner the Registration Statement and the relevant prospectus supplements describe and otherwise in compliance with all applicable federal and state securities laws;

         (f) in the case of Securities of any type which Valero or either of the Trusts issues and sells, the board of directors of Valero or any committee of one or more members of that board which that board has duly designated in accordance with the Charter Documents and applicable Delaware law (that board or any such committee being the "Board") will have taken all corporate action necessary to:

                  (1) authorize the issuance of those Securities and the other Securities, if any, issuable on the conversion, exchange, redemption or exercise of those Securities; and

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                  (2) approve the terms of the offering and sale of those
Securities;

         (g) Valero and the initial purchasers of the Securities of any type will have duly authorized, executed and delivered a definitive purchase agreement relating to those Securities, and each Trust and the initial purchasers of its Trust Securities will have duly authorized, executed and delivered a definitive purchase agreement relating to those Trust Securities;

         (h) in the case of any Securities issuable on the conversion, exchange, redemption or exercise of other Securities, those Securities will be available for issuance on that conversion, exchange, redemption or exercise;

         (i) in the case of debt securities of any series issuable under an indenture the Securities include:

                  (1) if those debt securities are subordinated debt securities of Valero, an indenture substantially in the form of the Subordinated Indenture Form will have been duly executed and delivered by Valero and the Trustee;

                  (2) in accordance with the terms of the indenture under which those debt securities will be issued, the Board will have designated and established the terms of the series to which those debt securities belong and those debt securities will not include any provision that is unenforceable;

                  (3) the indenture under which those debt securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

                  (4) forms of securities complying with the terms of the indenture under which those debt securities will be issued and evidencing those debt securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of that indenture and either:

                           (A) the provisions of the applicable purchase
agreement under which Valero will sell those Securities; or

                           (B) if issued on conversion, exchange, redemption or
exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

         (j) in the case of guarantees of Trust Securities the Securities include, the Board will have established the terms of those guarantees, a guarantee agreement substantially in the form of the Guarantee Agreement Form will have been duly executed and delivered by Valero and the trustee under that agreement, that guarantee agreement will have become qualified under the Trust Indenture Act of 1939, as amended, and will not contain any provision that is unenforceable and those guarantees will have been duly issued and delivered in accordance with the provisions of that guarantee agreement and the applicable purchase agreement under which Valero will sell those Securities;

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         (k) in the case of shares of preferred stock of any series the
Securities include, the Board will have duly adopted resolutions designating and establishing the terms of that series and caused a certificate of designations respecting that series to be prepared and filed with the Secretary of State of the State of Delaware;

         (l) in the case of any warrants the Securities include, the Board will have established the terms of those warrants and approved the warrant agreement relating thereto, that warrant agreement will have been duly executed and delivered by Valero and the warrant agent under that warrant agreement, neither those warrants nor that warrant agreement will include any provision that is unenforceable and those warrants will have been duly executed, issued and delivered in accordance with the provisions of that warrant agreement and the applicable purchase agreement under which Valero will sell those securities;

         (m) in the case of shares of common or preferred stock or warrants the Securities include, certificates representing those shares or warrants will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of Valero, in each case in accordance with the provisions of the Charter Documents, applicable Delaware law and either:

                  (1) the provisions of the applicable purchase agreement under which Valero will sell those Securities; or

                  (2) if issued on conversion, exchange, redemption or exercise of any other Securities, the applicable provisions of that Security or the agreement or instrument under which that conversion, exchange, redemption or exercise will be effected;

         (n) in the case of each share of common or preferred stock the Securities include, the purchase price therefor payable to Valero, or, if those shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to Valero for that conversion, exchange, redemption or exercise will not be less than the par value of that share;

         (o) in the case of stock purchase contracts the Securities include, the Board will have established the terms of those stock purchase contracts and approved the purchase contract agreement relating thereto, those stock purchase contracts and that purchase contract agreement will have been duly executed and delivered by the parties thereto, neither those stock purchase contracts nor that purchase contract agreement will include any provision that is unenforceable and those stock purchase contracts will have been duly issued and delivered in accordance with the provisions of the applicable purchase agreement under which Valero will sell those Securities; and

         (p) in the case of stock purchase units the Securities include, the Board will have established the terms of those stock purchase units and the terms of the Securities, if any, those stock purchase units include; if those stock purchase units include Trust Securities, those Trust Securities will be legal, valid and binding obligations of the applicable Trust, enforceable against the applicable Trust in accordance with their terms; if those stock purchase units include securities other than Securities or Trust Securities, those other securities will have been duly and

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validly executed, issued and delivered by their issuer and will be legal, valid and binding obligations of their issuer in accordance with their terms; no agreement or other instrument establishing those stock purchase units or defining the rights of the holders of those stock purchase units will contain any provision that is unenforceable; and those stock purchase units will have been duly issued and delivered in accordance with the applicable purchase agreement under which Valero will sell those securities.

                  Based upon and subject to the foregoing, I am of the opinion that:

         1. Valero is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         2. The shares of common stock and preferred stock the Securities include will, when issued, have been duly authorized and validly issued and will be fully paid and nonassessable.

         3. The debt securities, warrants, guarantees, stock purchase contracts and stock purchase units the Securities include will, when issued, constitute legal, valid and binding obligations of Valero, enforceable against Valero in accordance with their respective terms, except as that enforcement is subject to
(a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors' rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

                  The opinions set forth above are limited in all respects to matters of Texas law, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States, each as in effect on the date hereof, and in each case, exclusive of municipal, local and county ordinances, laws, rules and regulations. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the SEC's rules and regulations promulgated thereunder.


                                     Very truly yours,

                                     /s/ Jay D. Browning

                                     Jay D. Browning